Filed Pursuant to Rule 424(b)(3)

Registration No. 333-85654

PROSPECTUS SUPPLEMENT NO. 17 TO PROSPECTUS DATED JUNE 21, 2002

of

CALPINE CORPORATION

Relating to

Resales by Selling Securityholders
of
4% Convertible Senior Notes
and Shares of Common Stock Issuable Upon Conversion of the Senior Notes

       This Prospectus Supplement supplements the Prospectus dated June 21, 2002, as supplemented to date (the “Prospectus”). This Prospectus Supplement should be read in conjunction with the Prospectus, which is to be delivered by selling securityholders to prospective purchasers along with this Prospectus Supplement. The information in the following table supercedes in part and supplements the information in the relevant section in the Prospectus.

Shares of
Common Stock
	Aggregate Principal	Shares of	Shares of	Beneficially
	Amount of Notes	Common	Common	Owned After
	Beneficially Owned	Stock	Stock	Completion of
Selling Holder	and Offered	Beneficially Owned	Offered	the Offering

KBC Financial Products USA, Inc.	$3,000,000	166,020	166,020	0

Prospectus Supplement dated July 15, 2003